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                                                               EXHIBIT 11(g)(17)



                             UNITED STATES DISTRICT COURT
                             NORTHERN DISTRICT OF GEORGIA
                                   ATLANTA DIVISION


----------------------------------

                                  )
INVACARE CORPORATION and          )
I.H.H. CORP.,                     )
                                  )
              Plaintiffs,         )
                                  )
         v.                       )         CIVIL ACTION NO:
                                  )         97-CV-0205-CC
HEALTHDYNE TECHNOLOGIES, INC.,    )
CRAIG B. REYNOLDS, ALEXANDER H.   )
LORCH, J. LELAND STRANGE, JAMES   )
J. WELLMAN, AND J. PAUL           )
YOKUBINAS,                        )
                                  )
              Defendants.         )
                                  )
----------------------------------

                PLAINTIFFS' REPLY TO HEALTHDYNE'S SECOND COUNTERCLAIM

     The Second Counterclaim filed by Defendant Healthdyne Technologies, Inc. ("Healthdyne") is procedurally defective in that Healthdyne failed to request or obtain leave from this Court prior to filing as required by Rule 13(e) of the Federal Rules of Civil Procedure. As a result, Plaintiffs Invacare Corporation and I.H.H. Corp. (collectively "Invacare") filed a motion to strike on June 20, 1997.

     In the event this Court denies the motion, Invacare, by and through their attorneys, of their own knowledge as to their actions and on information and belief as to the other matters herein, hereby file their reply to the Second Counterclaim and state as follows:

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                                                                           2


         1. Invacare denies each and every allegation of paragraph 1 of the Second Counterclaim, except to the extent this paragraph purports to set forth the legal basis for and relief requested under the Second Counterclaim, as to which no responsive pleading is required.

         2. Invacare denies each and every allegation of paragraph 2 of the Second Counterclaim and states that no representative of Invacare has ever been authorized or directed to make the statements alleged therein and, to the best of Invacare's knowledge, no representative of Invacare has ever made such alleged statements. Contrary to such alleged statements, Invacare has no present intention to close the Marietta facility or decrease manufacturing employment if Healthdyne is acquired.

         3. Invacare admits that it has filed a Schedule 14D-1 Tender Offer Statement with the Securities and Exchange Commission, which has been amended on a number of occasions (the "14D-1"), and that it has also filed a Preliminary Proxy Statement with the Securities and Exchange Commission (the "Proxy Statement") and respectfully refers the Court to the 14D-1 and to the Proxy Statement for the full and correct terms thereof. Invacare denies the remaining allegations of paragraph 3 of the Second Counterclaim.

         4.   Invacare admits that Healthdyne's annual shareholders meeting is scheduled for July 30, 1997. Invacare further states that at the meeting, the shareholders should be entitled to "in essence be deciding whether to sell
                 ------
their shares


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at the price Invacare is offering" but further states that the dead hand provision would prevent shareholders from having this choice. Invacare denies the remaining allegations of paragraph 4 of the Second Counterclaim.

         5. Invacare denies each and every allegation of paragraph 5 of the Second Counterclaim except to the extent it purports to set forth the relief sought by Healthdyne, as to which no responsive pleading is necessary.

         6. Invacare states that paragraphs 6 and 7 of the Second Counterclaim purport to set forth the jurisdictional bases for the Second Counterclaim, as to which no responsive pleading is necessary.

         7. Invacare denies each and every allegation of paragraph 8 of the Second Counterclaim except admits that Healthdyne and Invacare are competitors in the market for oxygen concentrators.

         8. Invacare denies each and every allegation of paragraph 9 of the Second Counterclaim except admits that Carl Tisdale is an Invacare territory business manager based in Memphis.

         9. Invacare denies each and every allegation of paragraph 10 of the Second Counterclaim.

         10. Invacare admits that the acquisition of Healthdyne has not been consummated and is subject to numerous contingencies and conditions, including acceptance by the Healthdyne shareholders. Invacare further admits that Invacare has never

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announced its intention to discontinue Healthdyne's line of oxygen concentrators because it has no such intention. Invacare denies the remaining allegations of paragraph 11 of the Second Counterclaim.

         11. Invacare admits that Larry Ropka is an Invacare territory business manager based in San Antonio. Invacare denies the remaining allegations of paragraph 12 of the Second Counterclaim.

         12. Invacare denies each and every allegation of paragraphs 13 and 14 of the Second Counterclaim.

         13. Invacare denies that Invacare's representative provided false or misleading information to any Healthdyne customer. Invacare denies knowledge or information sufficient to form a belief as to the truth of the matters asserted in paragraph 15 of the Second Counterclaim.

         14. Invacare denies each and every allegation of paragraphs 16 and 17 of the Second Counterclaim.

         15. Invacare denies each and every allegation of paragraph 18 of the Second Counterclaim and refers to the 14D-1 for the true and complete contents thereof.

         16. Invacare denies each and every allegation of paragraph 19 of the Second Counterclaim and refers to the Proxy Statement and to Invacare's press releases, copies of which have been included as exhibits to the 14D-1, for the true and complete contents thereof.


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                                                                            5

         17. In response to paragraph 20 of the Second Counterclaim, Invacare admits that Invacare's Chairman, A. Malachi Mixon, III, was quoted in articles contained in the March 27 and 28 editions of the Atlanta Journal and Constitution and refers to such articles for the true and complete contents thereof.

         18. Invacare admits that the 14D-1, the Proxy Statement and Invacare's press releases make no reference to any effort by Invacare "to reduce Healthdyne's sales of oxygen concentrators by making false and disparaging statements to Healthdyne's customers" because Invacare has not made and does not intend to make any such effort. Invacare denies the remaining allegations contained in paragraph 21 of the Second Counterclaim.

         19. Invacare denies knowledge or information sufficient to form a belief as to the matters set forth in the first sentence of paragraph 22 of the Second Counterclaim. Invacare denies the remaining allegations contained in paragraph 22 of the Second Counterclaim.

         20. Invacare admits that Invacare had filed a motion seeking to compel Healthdyne to set a date for its annual meeting in accordance with Georgia law. Invacare denies the remaining allegations contained in paragraph 23 of the Second Counterclaim.

         21. Invacare admits that Mr. Mixon sent a letter dated March 31, 1997 to Healthdyne's Chairman, Parker H. Petit, and refers to that letter for the true and complete contents thereof.

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                                                                            6

Invacare denies the remaining allegations contained in paragraph 24 of the Second Counterclaim.

         22. Invacare denies each and every allegation of paragraphs 25 and 26 of the Second Counterclaim.

         23. With respect to the allegations contained in paragraph 27 of the Second Counterclaim, Invacare repeats and incorporates its responses to paragraphs 1 through 26 of the Second Counterclaim as if fully set forth herein.

         24. With respect to the allegations contained in paragraph 28 of the Second Counterclaim, Invacare states that the cited statute speaks for itself.

         25. With respect to the first sentence of paragraph 29 of the Second Counterclaim, Invacare states the quoted Securities and Exchange Commission rule speaks for itself. Invacare denies each and every allegation contained in the second sentence of paragraph 29 of the Second Counterclaim.

         26. With respect to paragraph 30 of the Second Counterclaim, Invacare states that the 14D-1 and the Proxy Statement speak for themselves and respectfully refers the Court to such documents for the true and complete contents thereof.

         27. Invacare denies each and every allegation contained in paragraphs 31 through 34 of the Second Counterclaim.

         28. With respect to the allegations contained in paragraph 35 of the Second Counterclaim, Invacare repeats and incorporates its responses to paragraphs 1 through 34 of the Second Counterclaim as if fully set forth herein.

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                                                                            7

         29. With respect to the allegations contained in paragraphs 36 through 38 of the Second Counterclaim, Invacare states that the quoted statutes and rules speak for themselves.

         30. Invacare denies each and every allegation contained in paragraphs 39 and 40 of the Second Counterclaim.

         31. With respect to the allegations contained in paragraph 41 of the Second Counterclaim, Invacare repeats and incorporates its responses to paragraphs 1 through 40 of the Second Counterclaim as if fully set forth herein.

         32. With respect to the first sentence of paragraph 42 of the Second Counterclaim, Invacare states the quoted statute speaks for itself. Invacare denies each and every allegation contained in the second sentence of paragraph 42 of the Second Counterclaim.

         33. With respect to paragraph 43 of the Second Counterclaim, Invacare states that the 14D-1 and the Proxy Statement speak for themselves and respectfully refers the Court to such documents for the true and complete contents thereof.

         34. Invacare denies each and every allegation contained in paragraphs 44 and 45 of the Second Counterclaim.

         35. With respect to the allegations contained in paragraph 46 of the Second Counterclaim, Invacare repeats and incorporates its responses to paragraphs 1 through 45 of the Second Counterclaim as if fully set forth herein.

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         36.  With respect to the allegations contained in paragraph 47 of the
Second Counterclaim, Invacare states that the cited statute speaks for itself.

         37. Invacare denies each and every allegation contained in paragraphs 48 through 54 of the Second Counterclaim.

         38. With respect to the allegations contained in paragraph 55 of the Second Counterclaim, Invacare repeats and incorporates its responses to paragraphs 1 through 54 of the Second Counterclaim as if fully set forth herein.

         39.Invacare denies knowledge or information sufficient to form a belief as to the truth of the matters asserted in paragraph 56 of the Second Counterclaim.

         40. Invacare admits that in the ordinary course of its business, Invacare has marketplace knowledge concerning and contacts with Healthdyne's customers. Invacare denies the remaining allegations of paragraph 57 of the Second Counterclaim.

         41. Invacare denies each and every allegation of paragraphs 58 through 62 of the Second Counterclaim.

         42. With respect to the allegations contained in paragraph 63 of the Second Counterclaim, Invacare repeats and incorporates its responses to paragraphs 1 through 62 of the Second Counterclaim as if fully set forth herein.

         43.Invacare admits the allegations of paragraph 64 of the Second Counterclaim.

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                                                                            9

         44. Invacare denies knowledge or information sufficient to form a belief as to the truth of the matters asserted in paragraph 65 of the Second Counterclaim.

         45. Invacare denies each and every allegation contained in paragraphs 66 through 68 of the Second Counterclaim.

                  FIRST AFFIRMATIVE DEFENSE
                  -------------------------

         46. The Second Counterclaim, and each and every count thereof, fails to allege facts sufficient to state any claim upon which relief can be granted against Invacare.

                  SECOND AFFIRMATIVE DEFENSE
                  -------------------------

         47. The Second Counterclaim fails to satisfy the requirements of Rule 9 of the Federal Rules of Civil Procedure.

                  THIRD AFFIRMATIVE DEFENSE
                  -------------------------

         48. Invacare's intent with respect to Healthdyne has been publicly disclosed and available to the market.

                  FOURTH AFFIRMATIVE DEFENSE
                  --------------------------

         49. Neither Mr. Tisdal nor Mr. Ropka have actual or apparent authority to speak for Invacare regarding Invacare's intent concerning Healthdyne.


         WHEREFORE, Invacare prays for judgment against defendant as follows:

              1. That this counterclaim action be immediately dismissed;

              2. That defendant take nothing by reason of this action;

              3. For Invacare's costs of suit incurred herein; and

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              4. For such other and further relief as the Court deems just and proper.




DATED: June 23, 1997              KING & SPALDING


                             /s/ M. Robert Thornton
                             --------------------------------
                             M. Robert Thornton
                             Georgia Bar No. 710475
                             Michael R. Smith
                             Georgia Bar No. 661689
                             David J. Onorato
                             Georgia Bar No. 553826

191 Peachtree Street, N.E.   Attorneys for Plaintiffs Invacare
Atlanta, Georgia 30303       Corporation and I.H.H. Corp.
Telephone: (404) 572-4600
Facsimile: (404) 572-5100

Of Counsel:

SIMPSON THACHER & BARTLETT
425 Lexington Avenue
New York, New York 10017-3954
(212) 455-2000


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                            CERTIFICATE OF SERVICE
                            ----------------------

     THIS IS TO CERTIFY that I have this day served a true and exact copy of the PLAINTIFFS' REPLY TO HEALTHDYNE'S SECOND COUNTERCLAIM upon opposing counsel by U.S. Mail, postage prepaid, addressed as follows:

                 Winifred D. Simpson, Esq.
                 Troutman Sanders
                 NationsBank Plaza
                 600 Peachtree Street, N.E.
                 Suite 5200
                 Atlanta, Georgia 30308-2216

     This 23th day of June, 1997.

                                    /s/ M. Graham Loomis
                                   ------------------------------
                                   M. Graham Loomis